Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contacts:	Ernie Knewitz	Donna Lorenson
	(732) 524-6623	(410) 258-8571
	(917) 697-2318 (M)	dlorens@its.jnj.com
eknewitz@its.jnj.com

Mel Tyndale-Biscoe
+65 8798 2475 (Singapore)

Investor Contact:	Lisa Romanko
(732) 524-2034

Johnson & Johnson Completes Acquisition of Ci:z Holdings Co., Ltd.
Acquisition Expands J&J’s Portfolio of Science-based Dermocosmetic Beauty Products

NEW BRUNSWICK, NJ, January 17, 2019 - Johnson & Johnson (NYSE:JNJ) today announced the completion of the acquisition of Ci:z Holdings Co., Ltd. (TYO: 4924) (the “Company”) for a total purchase price of approximately ¥230 billion. The acquisition was completed through a series of transactions that included an all-cash tender offer to acquire publicly held shares of the Company for ¥5,900 per share. Johnson & Johnson plans to acquire the remaining shares of the Company that were not tendered in the tender offer through a share consolidation under Japanese law during the first half of 2019 and take appropriate actions to delist the Company from the Tokyo Stock Exchange.

The Company, which markets the Dr Ci:Labo, Labo Labo and Genomer line of skincare products, will now become part of the Johnson & Johnson Family of Consumer Companies.

“The addition of Dr Ci:Labo, Labo Labo and Genomer to our franchise strengthens our growing beauty portfolio with unique dermocosmetic innovation,” said Jorge Mesquita, Worldwide Chairman, Johnson & Johnson Consumer. “We are very pleased to complete this important transaction and look forward to bringing efficacious, science-backed skincare products to our health and beauty consumers around the world.”

Any EPS impact of the transaction will be included in the 2019 guidance provided on Johnson & Johnson’s Q4 2018 earnings call.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That's why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world's largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the potential transaction between Johnson & Johnson and the Company. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson and the Company. Risks and uncertainties include, but are not limited to: the satisfaction of closing conditions for the transaction, including the receipt of regulatory approvals for the transaction; the tender of the requisite amount of the outstanding shares of the Company; the possibility that the transaction will not be completed in the expected timeframe or at all; the potential that the expected benefits and opportunities of the transaction, if completed, may not be realized or may take longer to realize than expected; uncertainty of commercial success for new and existing products; manufacturing difficulties and delays; economic conditions, including currency exchange and interest rate fluctuations; competition, including technological advances, new products and patents attained by competitors; changes to applicable laws and regulations, including tax laws and domestic and foreign health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; and trends toward health care cost containment. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson Family of Companies to successfully integrate the products, employees and operations of the Company, as well as the ability to ensure continued performance or market growth of the Company’s products. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's publicly available filings with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.